UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2018 (March 1, 2018)

On Track Innovations Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Israel

(State or Other Jurisdiction of Incorporation)

000-49877	N/A
(Commission File Number)	(IRS Employer Identification No.)

Z.H.R. Industrial Zone, P.O. Box 32, Rosh-Pina, Israel	12000
(Address of Principal Executive Offices)	(Zip Code)

011 972 4 6868000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2018, the registrant appointed Assaf Cohen, age 33, as its Chief Financial Officer, succeeding former Chief Financial Officer, Yishay Curelaru.

Mr. Cohen was appointed as the registrant’s controller and deputy Chief Financial Officer in July 2015, and has overseen the registrant’s finance department in this capacity. Prior to joining the registrant, Mr. Cohen was a controller at a private company, Samgal Ltd., for a year and a half and prior to that he was a senior accountant at Ernst & Young beginning 2010. Mr. Cohen received a B.A. in economics and accounting from the Haifa University, and he is a Certified Public Accountant in Israel.

The initial employment agreement of Mr. Assaf Cohen with the registrant, dated July 19, 2015, provides that Mr. Cohen shall act as the registrant’s controller deputy Chief Financial Officer in the finance department. In connection with his appointment as the registrant’s Chief Financial Officer a new employment agreement or amendment to his latest employment agreement is intended to be executed, subject to the approvals of the compensation committee and the board of directors of the registrant. The registrant and Mr. Cohen have agreed that the monthly gross base salary of Mr. Assaf Cohen as the registrant’s Chief Financial Officer shall be NIS 30,000 together with other standard benefits (including potential equity awards at the discretion of the registrant’s compensation committee and board of directors). Mr. Cohen shall be further entitled to receive other forms of compensation as set forth in the registrant’s applicable policies. Mr. Cohen’s employment shall be for an unspecified term and either party may terminate the employment agreement upon 2 months advance notice as long as the notice is provided by December 31, 2018 and 3 months thereafter.

No family relationships exist between Mr. Cohen and any of the registrant’s directors or executive officers. Other than his intended employment agreement, there are no arrangements between Mr. Cohen and any other person pursuant to which Mr. Cohen was selected as an officer, nor are there any transactions to which the registrant is or was a participant and in which Mr. Cohen has a material interest subject to disclosure under Item 404(a) of Regulation S-K, other than his employment.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Track Innovations Ltd.

Date: March 1, 2018	By:	/s/ Shlomi Cohen
	Name:	Shlomi Cohen
	Title:	Chief Executive Officer

2